As filed with the Securities and Exchange Commission on April 21, 2010

File No. 333-164926

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kennedy-Wilson Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-4743916
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9701 Wilshire Blvd., Suite 700

Beverly Hills, CA 90212

(310) 887-6400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William J. McMorrow

Chief Executive Officer

Kennedy-Wilson Holdings, Inc.

9701 Wilshire Blvd., Suite 700

Beverly Hills, CA 90212

(310) 887-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Gerald Chizever, Esq.

Lawrence Venick, Esq.

Loeb & Loeb LLP

10100 Santa Monica Blvd., Suite 2200

Los Angeles, CA

(310) 282-2000

(310) 282-2200 — Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Primary Offering:
Common Stock, $0.0001 par value per share	(9)	(9)	$250,000,000.00	$17,825.00(11)
Secondary Offering:
Common Stock, $0.0001 par value per share, underlying Warrants	4,993,471(2)(1)	$9.31(4)	$46,489,215.01(4)	(10)
Common Stock, $0.0001 par value per share	4,570,028(3)(1)	(7)	(7)	$3,091.36(8)
Warrants	4,993,471(5)	(6)	(6)	(6)

(1)	With respect to the secondary offering, in the event of a stock split, stock dividend, anti-dilution adjustment or similar transaction involving Common Stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.
(2)	Represents shares of Common Stock of the registrant underlying warrants being registered for resale that have been issued in connection with a private placement.
(3)	Represents shares of the Common Stock of the registrant being registered for resale that have been issued to the selling stockholders named in this registration statement.
(4)	Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low price of the common stock of the registrant as reported on NYSE Amex on February 10, 2010.
(5)	Represents warrants of the registrant being registered for resale that have been issued to the selling stockholders named in this registration statement.
(6)	Pursuant to Rule 457(g) of the Securities Act of 1933, as amended, no separate registration fee is required with respect to the Warrants.
(7)	Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The offering price with respect to 4,070,028 shares is based on the average high and low price of the common stock of the registrant as reported on Amex NYSE on February 10, 2010, which was $9.31. The offering price with respect to 500,000 shares is based on the average high and low price of the common stock of the registrant as reported on the NYSE on April 16, 2010, which was $10.93.
(8)	2,701.72 of this amount was previously paid.
(9)	With respect to the primary offering, an indeterminate number of shares of common stock are registered for issuance by the registrant from time to time at indeterminate prices.
(10)	Previously paid.
(11)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

Pursuant to Rule 429, this registration statement is a post-effective amendment of registration statement no. 333-145110 and contains a combined prospectus that covers 12,756,529 shares of common stock registered on the registrant’s registration statement no. 333-145110, as more specifically set forth below, in addition to 9,563,499 shares of common stock being registered hereunder with respect to the secondary offering made by the Selling Security Holders as set forth above, for a total of 22,320,028 shares of common stock, and 4,993,471 warrants being registered hereunder as set forth above. In addition, this registration statement covers a total of $250,000,000 of common stock being registered hereunder with respect to a primary offering.

Title of class of securities registered on Registration Statement No. 333-145110	Amount registered on Registration Statement No. 333-145110
Common Stock, $0.0001 par value per share underlying Warrants	12,756,529 shares (1)(2)

(1)	In the event of a stock split, stock dividend, anti-dilution adjustment or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.
(2)	Represents shares of common stock issuable upon the exercise of warrants which were issued in our initial public offering pursuant to a prospectus dated November 14, 2007.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject To Completion, Dated April 21, 2010

Preliminary Prospectus

$250,000,000 Common Stock

22,320,028 Shares of Common Stock

4,993,471 Warrants

KENNEDY-WILSON HOLDINGS, INC.

With respect to the primary offering of Kennedy-Wilson Holdings, Inc., a Delaware corporation (“Kennedy-Wilson”, the “Company”, “we”, “us”, or “our”), we may offer, issue and sell, from time to time, up to $250,000,000 of our common stock in one or more offerings. The primary offering may be made to or through underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The common stock may be offered separately or together in amounts and at prices and on terms to be disclosed in one or more supplements to this prospectus. We may describe the terms of these offerings in a term sheet that will precede the prospectus supplement. You should read this prospectus and any supplement carefully before you decide to invest. This prospectus may not be used to consummate sales of any common stock in connection with the primary offering unless it is accompanied by a prospectus supplement.

In addition, this prospectus relates to 4,993,471 warrants. This prospectus also relates to 22,320,028 shares of common stock consisting of:

•

4,993,471 shares of common stock that may be sold from time to time by the Selling Security Holders named in this prospectus, which are issuable upon the exercise of outstanding warrants issued in a private placement to our founding stockholders;

•

12,756,529 shares of common stock of Kennedy-Wilson, which are issuable upon the exercise of outstanding warrants issued in our initial public offering pursuant to a prospectus dated November 14, 2007; and

•	4,570,028 shares of common stock that may be sold from time to time by the Selling Security Holders named in this prospectus.

Initially, we issued 5,250,000 warrants, or the sponsor warrants, in a private placement to our founding stockholders and 25,000,000 warrants, or the public warrants, in our initial public offering. In connection with our merger with Kennedy-Wilson, Inc., on November 13, 2009, we redeemed an aggregate of 12,500,000 warrants, of which 12,243,471 were public warrants. As of April 21, 2010, there are 4,993,471 sponsor warrants and 12,756,529 public warrants outstanding.

The prices at which the Selling Security Holders may sell their securities will be determined by the prevailing market price for the securities or pursuant to privately negotiated transactions. Information regarding the Selling Security Holders and the times and manner in which they may offer and sell the securities under this prospectus is provided under “Selling Security Holders” in this prospectus.

We will not receive any of the proceeds from the sale of the securities by the Selling Security Holders under this prospectus, although we could receive up to $62,418,387.50 upon the exercise of all of the warrants held by the Selling Security Holders and $159,456,612.50 upon the exercise of all of the outstanding warrants issued in our initial public offering pursuant to a prospectus dated November 14, 2007. Any amounts we receive from such exercises will be used for general working capital purposes.

Our common stock is traded on the New York Stock Exchange under the symbol “KW”. On April 16, 2010, the closing sale price of our common stock was $10.81. You are urged to obtain current market quotations of our common stock before purchasing any of the securities being offered for sale pursuant to this prospectus.

The Selling Security Holders, and any broker-dealer executing sell orders on behalf of the Selling Security Holders, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act. Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act.

INVESTING IN OUR SECURITIES IS HIGHLY RISKY. YOU SHOULD INVEST IN OUR SECURITIES ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. FOR A DISCUSSION OF SOME OF THE RISKS INVOLVED, SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is

You should rely only on the information contained in this prospectus. We have not, and no underwriters have, authorized anyone to provide you with different information. We are not, and no underwriters are, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our common stock in one or more offerings up to a total dollar amount of $250,000,000. In addition, the Selling Security Holders named herein may sell up to 4,993,471 warrants and 22,320,028 shares of our common stock under our shelf registration statement. This prospectus provides you with a general description of the securities that we or the Selling Security Holders may offer. Each time that we sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to these offerings. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Get More Information.”

The SEC allows us to incorporate by reference information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes incorporated by reference in this prospectus, before investing. Except as otherwise provided, references in this prospectus to “we”, “us” or “our company” refer to Kennedy-Wilson Holdings, Inc. together with its subsidiaries and affiliated entities.

Kennedy-Wilson Holdings, Inc. is a holding company whose primary business operations are conducted through its wholly owned subsidiary, Kennedy-Wilson, Inc.

Kennedy-Wilson Holdings, Inc. was incorporated in Delaware on July 9, 2007, under the name “Prospect Acquisition Corp.” as a blank check company to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the financial services industry.

On November 13, 2009, KW Merger Sub Corp., a wholly owned subsidiary of Prospect Acquisition Corp., merged with and into Kennedy-Wilson, Inc., resulting in Kennedy-Wilson, Inc. becoming a wholly owned subsidiary of Prospect Acquisition Corp. Promptly after the merger, we changed our name to “Kennedy-Wilson Holdings, Inc.” Prior to the business combination with Kennedy-Wilson, Inc., Kennedy-Wilson Holdings, Inc. had no operating business.

Founded in 1977, Kennedy-Wilson, Inc. is a diversified, international real estate company that provides investment and real estate services. Kennedy-Wilson, Inc. has grown from an auction business in one office into a vertically-integrated operating company with over 300 professionals in 21 offices throughout the U.S. and Japan. Kennedy-Wilson, Inc. is an industry leader, currently owning real estate (through its closed-end funds and joint ventures) and managing over 40 million square feet of residential, multifamily and commercial real estate, including 10,000 apartment units, throughout the U.S. and Japan.

Our principal executive offices are located at 9701 Wilshire Blvd., Suite 700, Beverly Hills, CA 90212 and our telephone number is (310) 887-6400. Our website is http://www.KennedyWilson.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

THE OFFERING

Securities offered:

Primary Offering: Up to $250,000,000 of common stock, par value $0.0001.

Secondary Offering: Up to 4,993,471 warrants. In addition, up to 22,320,028 shares of common stock, par value $0.0001, consisting of:

•	4,993,471 shares of common stock underlying warrants purchased by our founding stockholders in a private placement;

•	12,756,529 shares of common stock underlying warrants issued in our initial public offering pursuant to a prospectus dated November 14, 2007; and

•

4,570,028 shares of common stock purchased by our founding stockholders in a private placement and issued to certain of our officers and directors in connection with our merger with Kennedy-Wilson, Inc.

New York Stock Exchange symbol:	KW

Use of Proceeds:

Primary Offering: Unless otherwise specified in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds from our sale of common stock offered by us in this prospectus and the related accompanying prospectus supplement to finance the acquisition of real estate and real estate related investments and for other general corporate purposes.

Secondary Offering: We will not receive any of the proceeds from the sale of the securities by the Selling Security Holders under this prospectus, although we could receive up to $62,418,387.50 upon exercise of all of the warrants held by the Selling Security Holders and $159,456,612.50 upon exercise of all of the outstanding warrants issued in our initial public offering pursuant to the prospectus dated November 14, 2007. Any amounts we receive from such exercised will be used for general working capital purposes.

Risk Factors:

An investment in our securities is subject to a number of risks. Before making an investment in our securities, you should carefully consider the risks referred to in the section entitled “Risk Factors” beginning on page 3 of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks incorporated by reference in this prospectus, together with the other information contained in this prospectus before making a decision to invest in our securities. If any of the risks occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, risks relating to: (1) difficulties encountered in integrating the merged companies; (2) officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business; (3) success in retaining or recruiting, or changes required in, our officers, key employees or directors; (4) the potential liquidity and trading of our public securities; (5) our revenues and operating performance; (6) changes in overall economic conditions; (7) our ability to raise and successfully invest additional capital; (8) risks and costs associated with complying with corporate governance regulation and disclosure obligations (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002); (9) the conversion of the Guardian Note; (10) our obligations pursuant to the Guardian Note which may negatively affect our financial position and results of operations; and (11) other risks referred to under the heading “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

This prospectus relates to $250,000,000 of common stock and 4,993,471 warrants and 22,320,028 shares of common stock that may be sold from time to time. The shares of common stock being offered under this prospectus by the Selling Security Holders includes (i) 4,993,471 shares of common stock underlying warrants purchased by our founding stockholders, (ii) 12,756,529 shares of common stock underlying warrants issued in our initial public offering pursuant to a prospectus dated November 14, 2007, and (iii) 4,570,028 shares of common stock purchased by our founding stockholders in a private placement and issued to certain of our officers and directors in connection with our merger with Kennedy-Wilson, Inc.

With respect to our primary offering, unless otherwise specified in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds from our sale of common stock offered by this prospectus and the related accompanying prospectus supplement to finance the acquisition of real estate and real estate related investments and for other general corporate purposes such as repayment of outstanding indebtedness, working capital, and for liquidity needs.

We will not receive any of the proceeds from the sale of the shares under this prospectus made by the Selling Security Holders, although we could receive up to $62,418,387.50 upon the exercise of all of the warrants held by the Selling Security Holders and $159,456,612.50 upon the exercise of all of the outstanding warrants issued in our initial public offering pursuant to a prospectus dated November 14, 2007. Any amounts we receive from such exercises will be used for general working capital purposes.

SELLING SECURITY HOLDERS

The warrants and shares of common stock being offered by the Selling Security Holders are those that have been issued to the Selling Stockholders and/or are issuable to the Selling Security Holders upon exercise of outstanding warrants. The term “Selling Security Holders” as used in this prospectus, refers to the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Security Holders’ interests in the shares covered by this prospectus other than through a public sale. We are registering the warrants and shares of common stock in order to permit the Selling Security Holders to offer the warrants and shares for resale from time to time. Unless otherwise described below, to our knowledge, no Selling Security Holder nor any of its affiliates has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus.

Information with respect to beneficial ownership is based upon information provided by or on behalf of the Selling Security Holders. The following table sets forth information as of April 21, 2010 (assuming that this prospectus was declared effective on such date) regarding the common stock beneficially owned by each Selling Security Holder that may be offered using this prospectus.

A Selling Security Holder may offer all, some or none of the warrants or shares of the common stock set forth below. Information about the Selling Security Holders may change over time. Changed information will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and as required. We have no arrangements or understandings with any stockholder to distribute the securities.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying securities that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after April 21, 2010 (assuming that this prospectus was declared effective on such date) are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 41,284,658 shares of common stock outstanding as of April 21, 2010. The table below assumes that all of the securities being offered by the Selling Security Holders under this prospectus are sold.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Total Number of Shares of Common Stock Owned Being Registered	Number of Shares of Common Stock Beneficially Owned After the Offering(1)	Percentage of Common Stock Beneficially Owned After the Offering(1)
Flat Ridge Investments LLC(2)	3,532,127	3,532,127	0	0
LLM Structured Equity Fund L.P.(3)	1,814,862	1,814,862	0	0
LLM Investors L.P.(3)	37,037	37,037	0	0
CMS Platinum Fund, L.P.(4)	462,975	462,975	0	0
SJC Capital, LLC(5)	15,143	15,143	0	0
Michael Castine(6)	15,143	15,143	0	0
Michael Downey(6)	15,143	15,143	0	0
James Cahill(7)	95,343	95,343	0	0
Daniel Gressel(6)	15,143	15,143	0	0
John Merchant(6)	15,143	15,143	0	0
Barry Schlesinger(8)	114,209	114,209	0	0
Freeman Lyle(9)	701,974	62,463	639,511	1.5%
William J. McMorrow Revocable Trust(10)	12,760,369	1,422,826	11,337,543	27.5%
Jerry Solomon(11)	57,837	57,837	0	0
Norm Creighton(12)	230,574	230,574	0	0
Donald J. Herrema(13)	556,875	55,687	501,188	1.2%
Mary Ricks(14)	1,012,579	101,257	911,322	2.2%
Kent Y. Mouton(15)	128,630	128,630	0	0
Cathy Hendrickson(16)	3,094	3,094	0	0
Robert E. Hart(17)	131,754	131,754	0	0
James Rosten(18)	261,540	261,540	0	0
Malibu Companies LLC	975,569	975,569	0	0

Total Shares Offered		9,563,499

Name of Selling Security Holder	Number of Warrants Beneficially Owned Prior to the Offering	Total Number of Warrants Owned Being Registered	Number of Warrants Beneficially Owned After the Offering	Percentage of Warrants Beneficially Owned After the Offering
Flat Ridge Investments LLC(2)	2,710,742	2,710,742	0	0
LLM Structured Equity Fund L.P.(3)	1,416,814	1,416,814	0	0
LLM Investors L.P.(3)	28,914	28,914	0	0
CMS Platinum Fund, L.P.(4)	361,432	361,432	0	0
Malibu Companies LLC	475,569	475,569	0	0

Total Warrants Offered		4,993,471

(1)	Assumes exercise of all of the holder’s outstanding warrants. The numbers of shares of common stock issuable upon exercise of warrants will be subject to adjustment upon a stock dividend, stock split and upon the occurrence of certain transactions. As a result, the number of shares of common stock issuable upon exercise of the warrants may be adjusted in the future.
(2)	David A. Minella, our director and former Chief Executive Officer and Chairman, is the Managing Member of Flat Ridge Investments LLC, and may be deemed to beneficially own the securities beneficially owned by Flat Ridge Investments LLC. Mr. Minella disclaims beneficial ownership of any securities in which he does not have a pecuniary interest.
(3)	Patrick J. Landers, our former director and President, may be deemed to beneficially own the securities beneficially owned by LLM Structured Equity Fund L.P. and LLM Investors L.P. Mr. Landers owns a 50% membership interest in LLM Capital Group LLC, which owns a 75% membership interest in LLM Capital Partners LLC. LLM Capital Partners LLC is the Sole Member of LLM Advisors LLC, which is the General Partner of LLM Advisors L.P. LLM Advisors LLC makes investment decisions through an investment committee on behalf of LLM Advisors L.P., which is the General Partner of each of LLM Structured Equity Fund L.P. and LLM Investors L.P. Mr. Landers is a member of the investment committee of LLM Advisors LLC. Mr. Landers disclaims beneficial ownership of any securities in which he does not have a pecuniary interest.
(4)	Willam Landman, our former director, is the Managing Member of CMS Platinum Fund, L.P. (formerly Capital Management Systems, Inc.) and may be deemed to beneficially own the securities beneficially owned by CMS Platinum Fund, L.P. Mr. Landman disclaims beneficial ownership of any securities in which he does not have a pecuniary interest.
(5)	William Cvengros, our former director, is the Managing Member of SJC Capital LLC, and may be deemed to beneficially own the securities beneficially owned by SJC Capital LLC. Mr. Cvengros disclaims beneficial ownership of any securities in which he does not have a pecuniary interest.

(6)	Former director.
(7)	Former Chief Financial Officer and Secretary.
(8)	Mr. Schlesinger is our Chief Administrative Officer.
(9)	Mr. Lyle is our Executive Vice President and Chief Financial Officer.
(10)	Mr. McMorrow is trustee of the William J. McMorrow Revocable Trust. Mr. McMorrow is our Chairman and Chief Executive Officer.
(11)	Mr. Solomon is a member of our board of directors.
(12)	Mr. Creighton is a member of our board of directors.
(13)	Mr. Herrema is CEO of KW Capital Markets and Executive Vice Chairman of Kennedy-Wilson, Inc.
(14)	Ms. Ricks is CEO of KW Commercial Investment Group and Vice Chairman of Kennedy-Wilson, Inc.
(15)	Mr. Mouton is a member of our board of directors.
(16)	Ms. Hendrickson is a member of our board of directors.
(17)	Mr. Hart is President of KW Multi-Family Management Group.
(18)	Mr. Rosten is President of Kennedy-Wilson Properties.

PLAN OF DISTRIBUTION

We are registering $250,000,000 of common stock with respect to our primary offering covered by this prospectus.

In addition, we are registering an aggregate of 4,993,471 warrants. We are also registering 22,320,028 shares of common stock consisting of:

•	4,993,471 shares of common stock underlying warrants purchased by our founding stockholders in a private placement;

•	12,756,529 shares of common stock underlying warrants issued in our initial public offering pursuant to a prospectus dated November 14, 2007; and

•

4,570,028 shares of common stock purchased by our founding stockholders in a private placement and issued to certain of our officers and directors in connection with our merger with Kennedy-Wilson, Inc.

A “Warrant Holder”, as used in this prospectus, may include persons who receive warrants or shares of common stock from a Warrant Holder after the date of this prospectus. We will bear all costs, expenses and fees in connection with the registration of the warrants and shares of common stock underlying each of the warrants offered in this prospectus. The Selling Security Holders will bear any brokerage commissions and similar selling expenses that may result from their resale of the shares of common stock offered in this prospectus.

The shares of common stock underlying the warrants offered through this prospectus will be issued upon surrender of the associated warrant certificate, completion of documentation to evidence the exercise of the warrant and payment of the exercise price of $12.50 per share in cash, good certified check or good bank draft, to our warrant agent, Continental Stock Transfer & Trust Company. Upon proper exercise of a warrant, our warrant agent will issue the shares of common stock underlying the exercised warrant in the name of the person as directed by the Warrant Holder. The Warrant Holder may exercise all or any portion of a warrant beginning after the date that the registration statement relating to this prospectus becomes effective and ending on November 14, 2014, unless earlier redeemed. Once issued to a Warrant Holder upon proper exercise of a warrant, the shares of common stock registered in this registration statement of which this prospectus forms a part will be freely tradeable in the hands of persons other than our affiliates.

Copies of this prospectus will be delivered to the record holders of our warrants promptly following the effective date of the registration statement of which this prospectus forms a part. Any Warrant Holder who desires to purchase shares of common stock under this prospectus must properly exercise his or her warrants on or before November 14, 2014.

We or the Selling Security Holders may offer and sell the securities covered by this prospectus in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

In addition, we or the Selling Security Holders may enter into option, share lending or other types of transactions that require us or such Selling Security Holders, as applicable, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or the Selling Security Holders may also enter into hedging transactions with respect to our securities or the securities of such Selling Security Holders, as applicable. For example, we or the Selling Security Holders may:

•	enter into transactions involving short sales of securities by underwriters, brokers or dealers;

•	sell securities short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require us or the Selling Security Holders, as applicable, to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or

•	loan or pledge securities to an underwriter, broker or dealer, who may sell the loaned securities or, in the event of default, sell the securities.

Any Selling Security Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale of securities covered by this prospectus.

We or the Selling Security Holders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or such Selling Security Holders, as applicable, or borrowed from us, such Selling Security Holders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or Selling Security Holders in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the Selling Security Holders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or the securities of such Selling Security Holders, as applicable, or in connection with a concurrent offering of other securities.

Securities may also be exchanged for satisfaction of the Selling Security Holders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or the Selling Security Holders in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The Selling Security Holders might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by us or the Selling Security Holders or through agents designated by us or such Selling Security Holders, as applicable, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or such Selling Security Holders, as applicable, to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by Selling Security Holders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us or the Selling Security Holders, as applicable. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we or the Selling Security Holders, as applicable, must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us or the Selling Security Holders in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us and/or such Selling Security Holders, as applicable, or affiliates of ours and/or theirs, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us and/or the Selling Security Holders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us and/or such Selling Security Holders for certain expenses.

Any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us or the Selling Security Holders for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by us in this prospectus will be described in the applicable prospectus supplement relating to the offering.

If more than 10 percent of the net proceeds of any offering of securities made under this prospectus will be received by members of the Financial Industry Regulatory Authority, or FINRA, participating in the offering or by affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h). The maximum compensation we will pay to underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

DESCRIPTION OF SECURITIES

The following discussion summarizes the material terms of our securities. This discussion does not purport to be complete and is qualified in its entirety by reference to our second amended and restated certificate of incorporation and our amended and restated bylaws.

General

Our second amended and restated certificate of incorporation authorizes the issuance 80,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of April 21, 2010, 41,284,658 shares of common stock are outstanding, held by stockholders of record and no shares of preferred stock were outstanding.

Common Stock

As of the date of this prospectus, there were 41,284,658 shares of common stock outstanding. Holders of common stock have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our second amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding shares of preferred stock, of which there presently are none. Our common stock has no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Our board of directors is divided into three classes, each of which generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock

Our second amended and restated certificate of incorporation, provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, the designations, powers, and preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions, applicable to the shares of each series of preferred stock. Our board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management by diluting the stock ownership or voting rights of a person seeking to obtain control of the company or remove existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Warrants

Each public warrant entitles the registered holder to purchase one share of our common stock at a price of $12.50 per share, subject to adjustment as discussed below, at any before November 14, 2014.

However, the public warrants are exercisable only if a registration statement relating to the common stock issuable upon exercise of the public warrants is effective and current. The public warrants will expire on November 14, 2014 or earlier upon redemption.

At any time while the public warrants are exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the public warrants available and current throughout the 30 day redemption period, we may call the outstanding public warrants (except as described below with respect to the sponsors warrants) for redemption:

•

in whole and not in part at a price of $.01 per warrant if the sale price of our common stock equals or exceeds $19.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrantholders; and

•	upon not less than 30 days’ prior written notice of redemption to each warrantholder.

The public warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement for a complete description of the terms and conditions of the public warrants.

We established these redemption criteria to provide warrantholders with a significant premium to the initial warrant exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we issue notice of redemption of the public warrants, each warrantholder shall be entitled to exercise his or her warrant prior to the scheduled redemption date. However, there can be no assurance that the price of common stock will exceed the redemption trigger price or the warrant exercise price after the redemption notice is issued.

If we call the public warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant (including the sponsors warrants) to do so on a “cashless basis.” If our management takes advantage of this option, all holders of public warrants would pay the exercise price by surrendering his, her or its public warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the public warrants, multiplied by the difference between the exercise price of the public warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If we call our public warrants for redemption and our management does not take advantage of this option, our sponsors and their respective transferees would still be entitled to exercise their sponsor warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their public warrants on a cashless basis.

The exercise price and number of shares of common stock issuable on exercise of the public warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the public warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price except in certain circumstances.

The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of public warrants being exercised. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account. In no event may the public warrants be net cash settled. Warrantholders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their public warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No public warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the public warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the public warrants. Under the terms of the warrant agreement we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the public warrants until the expiration of the public warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to these shares of common stock issuable upon exercise of the public warrants, holders will be unable to exercise their public warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to these shares of common stock issuable upon the exercise of the public warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the public warrants reside, the public warrants may have no value, the market for the public warrants may be limited and the public warrants may expire worthless.

No fractional shares will be issued upon exercise of the public warrants. If a holder exercises public warrants and would be entitled to receive a fractional interest of a share, we will round up the number of shares of common stock to be issued to the warrantholder to the nearest whole number of shares.

Sponsors Warrants

The sponsors warrants are identical to the public warrants, except that the sponsors warrants:

•	are non-redeemable so long as they are held by any of the sponsors or their permitted transferees; and

•	may be exercised for cash or on a cashless basis as described below.

Although the shares of common stock issuable pursuant to the sponsors warrants will not be issued pursuant to a registration statement so long as they are held by the sponsors and their permitted transferees, the warrant agreement provides that the sponsors warrants may not be exercised unless we have an effective registration statement relating to the common stock issuable upon exercise of the sponsors warrants and a related current prospectus is available.

If holders of the sponsors warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its sponsor warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the sponsor warrants, multiplied by the difference between the exercise price of the sponsor warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of sponsor warrants. The reason that we agreed that these sponsor warrants will be exercisable on a cashless basis so long as they are held by the sponsors and their affiliates and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell securities in the open market will be significantly limited.

The sponsors or their permitted transferees are entitled to registration rights with respect to the sponsors warrants under an agreement signed with us.

Transfer Agent, Warrant Agent and Registrar

The transfer agent for our securities and the warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004; telephone (212) 509-4000.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the SEC. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make, including any filings filed after the date of the initial registration statement that this prospectus forms a part of and prior to the effectiveness of such registration statement, with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering covered by this prospectus.

•	Our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 17, 2010 (File No. 001-33824);

•	Amendment No.1 to our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on April 19, 2010 (File No. 001-33824);

•	Our Current Report on Form 8-K filed with the SEC on March 16, 2010 (File No. 001-33824);

•	Our Current Report on Form 8-K filed with the SEC on March 29, 2010 (File No. 001-33824);

•	Our Current Report on Form 8-K filed with the SEC on March 31, 2010 (File No. 001-33824); and

•

The description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on March 18, 2010 (File No. 001-32824), including any amendments or reports filed for purpose of updating such description.

Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document we subsequently file with the SEC, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.

Information that is “furnished to” the SEC shall not be deemed “filed with” the SEC and shall not be deemed incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and phone number:

Kennedy-Wilson Holdings, Inc.

9701 Wilshire Blvd., Suite 700

Beverly Hills, CA 90212

(310) 887-6400

Attn: Secretary

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Loeb & Loeb LLP.

EXPERTS

The consolidated financial statements of Kennedy-Wilson Holdings, Inc. as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and Grant Thornton Taiyo ASG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

The consolidated balance sheets of KW Residential LLC and subsidiaries, as of December 31, 2009 and 2008, and the related consolidated statements of operations and comprehensive income, members’ equity and cash flows for each of the three years in the period ended December 31, 2009, have been incorporated by reference herein in reliance upon the report of Grant Thornton Taiyo ASG, independent registered public accounting firm, whose report appears in our Annual Report on Form 10-K for the period ended December 31, 2009, and upon the authority of said firm as experts in accounting and auditing.

TRANSFER AGENT AND REGISTRAR

Our transfer agent and registrar is Continental Stock Transfer & Trust Company. Its telephone number is (212) 509-4000.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with respect to the securities offered in this prospectus with the SEC in accordance with the Securities Act, and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and in each instance, we refer you to the full text of the document that is filed as an exhibit to the registration statement. Each statement concerning a document that is filed as an exhibit should be read along with the entire document. We also file annual, quarterly and current reports and other information with the SEC. For further information regarding us and the common stock offered in this prospectus, we refer you to the registration statement and its exhibits and schedules, which may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also read and copy our reports and other information filed with the SECat the SEC’s Public Reference Room. Please call the SEC at (800) 732-0330 for further information on the Public Reference Room.

The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov.

Our corporate website is http://www.KennedyWilson.com. The information contained in, or that can be accessed through, our website is not part of this prospectus and should not be relied upon in determining whether to purchase our securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the registrant in connection with this offering. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$24,231.04
Legal fees and expenses	150,000.00
Accounting fees and expenses	130,000.00
Printing expenses	5,000.00
Transfer agent and registrar fees and expenses	5,000.00
Miscellaneous	5,000.00

Total	$319,231.04

Item 15.	Indemnification of Directors and Officers

Our second amended and restated certificate of incorporation provides as follows:

“SEVENTH: The following paragraphs shall apply with respect to liability and indemnification of the Corporation’s officers and directors and certain other persons:

A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph (A) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Our amended and restated by-laws provides as follows:

“Article VII Indemnification of Directors and Officers

7.1 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

7.2 The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

7.3 To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

7.4 Any indemnification under sections 1 or 2 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

(a) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

(b) If such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion,

(c) By the stockholders.

7.5 Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

7.6 The indemnification and advancement of expenses provided by, or granted pursuant to the other sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

7.7 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

7.8 For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VII with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation if its separate existence had continued.

7.9 For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

7.10 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.11 No director or officer of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director’s or the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit.”

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits

The following exhibits are included or incorporated herein by reference.

Exhibit Number	Description

**1.1	Form of Underwriting Agreement, Placement Agency Agreement, Dealer-Manager Agreement, Distribution Agreement or similar agreement

2.1	Agreement and Plan of Merger, by and among Prospect Acquisition Corp., KW Merger Sub Corp. and Kennedy-Wilson, Inc., dated as of September 8, 2009(1)

2.2	Amendment No. 1 to the Agreement and Plan of Merger dated October 22, 2009 between Prospect Acquisition Corp., KW Merger Sub Corp. and Kennedy-Wilson, Inc.(1)

2.3	Amendment No. 2 to the Agreement and Plan of Merger dated October 26, 2009 between Prospect Acquisition Corp., KW Merger Sub Corp. and Kennedy-Wilson, Inc.(1)

4.1	Specimen Common Stock Certificate.†

4.2	Form of Specimen Warrant Certificate of Kennedy-Wilson Holdings, Inc.(2)

4.3	Amended and Restated Warrant Agreement between Continental Stock Transfer & Trust Company and Kennedy-Wilson Holdings, Inc.(3)

4.4	Amendment No.1 to Amended and Restated Warrant Agreement between Continental Stock Transfer & Trust Company and Kennedy-Wilson Holdings, Inc.(4)

5.1	Opinion of Loeb & Loeb LLP*

23.1	Consent of Loeb & Loeb LLP (contained in Exhibit 5.1)*

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm*

23.3	Consent of Grant Thornton Taiyo ASG, Independent Registered Public Accounting Firm*

(*)	Filed herewith.
(**)	To be subsequently filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a current report on Form 8-K
(†)	Previously filed
(1)	Attached as an annex to the registrant’s Registration Statement on Form S-4/A (File No. 333-162116) filed with the Securities and Exchange Commission on October 28, 2009 and incorporated herein by reference.
(2)	Filed as an exhibit to the registrant’s Registration Statement on Form S-4 (File No. 333-162116) filed with the Securities and Exchange Commission on September 24, 2009 and incorporated herein by reference.
(3)	Filed as Annex C to Amendment No. 5 to the registrant’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 28, 2009 and incorporated herein by reference.
(4)	Filed as exhibit 10.1 to the registrant’s Current Report on Form 8-K (File No. 001-33824) filed with the Securities and Exchange Commission on March 29, 2010 and incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 21st day of April, 2010.

Kennedy-Wilson Holdings, Inc., a Delaware corporation

By:	/s/ WILLIAM J. MCMORROW
William J. McMorrow Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William J. McMorrow and Freeman Lyle, and each of them, his or her attorneys-in-fact and agents, with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-3, and to file such amendments or supplements, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his or her substitute or substitutes, may do or cause to be done by virtue hereof. Each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ WILLIAM J. MCMORROW William J. McMorrow	Chief Executive Officer (principal executive officer) and Chairman	April 21, 2010

/s/ FREEMAN LYLE Freeman Lyle	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	April 21, 2010

* Kent Mouton	Director	April 21, 2010

* Jerry R. Solomon	Director	April 21, 2010

Norm Creighton	Director

Thomas Sorell	Director

David A. Minella	Director

* Cathy Hendrickson	Director	April 21, 2010

*By:	/s/ FREEMAN LYLE Freeman Lyle, Attorney In-Fact	April 21, 2010

EXHIBIT INDEX

Exhibit Number	Description

**1.1	Form of Underwriting Agreement, Placement Agency Agreement, Dealer-Manager Agreement, Distribution Agreement or similar agreement

2.1	Agreement and Plan of Merger, by and among Prospect Acquisition Corp., KW Merger Sub Corp. and Kennedy-Wilson, Inc., dated as of September 8, 2009(1)

2.2	Amendment No. 1 to the Agreement and Plan of Merger dated October 22, 2009 between Prospect Acquisition Corp., KW Merger Sub Corp. and Kennedy-Wilson, Inc.(1)

2.3	Amendment No. 2 to the Agreement and Plan of Merger dated October 26, 2009 between Prospect Acquisition Corp., KW Merger Sub Corp. and Kennedy-Wilson, Inc.(1)

4.1	Specimen Common Stock Certificate.†

4.2	Form of Specimen Warrant Certificate of Kennedy-Wilson Holdings, Inc.(2)

4.3	Amended and Restated Warrant Agreement between Continental Stock Transfer & Trust Company and Kennedy-Wilson Holdings, Inc.(3)

4.4	Amendment No.1 to Amended and Restated Warrant Agreement between Continental Stock Transfer & Trust Company and Kennedy-Wilson Holdings, Inc.(4)

5.1	Opinion of Loeb & Loeb LLP*

23.1	Consent of Loeb & Loeb LLP (contained in Exhibit 5.1)*

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm*

23.3	Consent of Grant Thornton Taiyo ASG, Independent Registered Public Accounting Firm*

(*)	Filed herewith.
(**)	To be subsequently filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a current report on Form 8-K
(†)	Previously filed
(1)	Attached as an annex to the registrant’s Registration Statement on Form S-4/A (File No. 333-162116) filed with the Securities and Exchange Commission on October 28, 2009 and incorporated herein by reference.
(2)	Filed as an exhibit to the registrant’s Registration Statement on Form S-4 (File No. 333-162116) filed with the Securities and Exchange Commission on September 24, 2009 and incorporated herein by reference.
(3)	Filed as Annex C to Amendment No. 5 to the registrant’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 28, 2009 and incorporated herein by reference.
(4)	Filed as exhibit 10.1 to the registrant’s Current Report on Form 8-K (File No. 001-33824) filed with the Securities and Exchange Commission on March 29, 2010 and incorporated herein by reference.